                                                                      EXHIBIT 21
                           SUBSIDIARIES OF REGISTRANT



                                                               STATE
                                                                 OF
                    COMPANY                                 INCORPORATION
                    -------                                 -------------
         PMC Commercial Receivable Limited Partnership        Delaware
         PMC Commercial Corp.                                 Delaware
         PMC Commercial Trust, Ltd.  1998-1                   Delaware
         PMCT Corp. 1998-1                                    Delaware
         PMCT Sycamore, L.P.                                  Delaware
         PMCT AH Sycamore, Inc.                               Delaware
         PMCT Macomb, L.P.                                    Delaware
         PMCT AH Macomb, Inc.                                 Delaware
         PMCT Marysville, L.P.                                Delaware
         PMCT AH, Inc..                                       Delaware
         PMCT Plainfield, L.P.                                Delaware
         PMC Joint Venture, L.P. 2000                         Delaware
         PMC Joint Venture, LLC 2000                          Delaware